EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of KIT digital, Inc. with respect to the KIT digital, Inc. 2008 Incentive Stock Plan to register 3,100,000 shares of common stock; and to the incorporation by reference therein of our report dated April 8, 2009, with respect to the consolidated financial statements of KIT digital, Inc. for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission.

/s/ MSPC
MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
December 22, 2010